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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                OBJECTSPACE, INC.

                     (Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware)


         ObjectSpace, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Article FOURTH in its entirety with the paragraph set forth on Exhibit A attached hereto and incorporated herein by this reference. The remainder of Article FOURTH shall not be changed by this Certificate of Amendment.

         SECOND: The Board of Directors of the Corporation at a duly held Board meeting approved a resolution setting forth the above-referenced amendment, declaring such amendment to be advisable, and calling for a vote of the stockholders of the Corporation on such amendment.

         THIRD: The stockholders of the Corporation signed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware approving the above-referenced amendment.

         FOURTH: The above-referenced amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


                                      *****
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed and attested as of March 30, 2000.


                                         ObjectSpace, Inc.


                                         By:      /s/ DAVID NORRIS
                                            --------------------------------
                                                David Norris, President

ATTEST:


By:      /s/ PAUL A. LIPARI
   -------------------------------
      Paul A. Lipari,  Secretary




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                                    EXHIBIT A


         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of capital stock, classified as
(i) 95,000,000 shares of common stock, $.01 par value ("Common Stock"), and (ii) 5,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock").